UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2018

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Debt Offering

On August 22, 2018, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect wholly-owned subsidiary of Vistra Energy Corp. (the “Company”), issued and sold $1,000,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2026 (the “New Notes”) in an offering to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Issuer, certain direct and indirect subsidiaries of the Issuer (the “Subsidiary Guarantors”), and Citigroup Global Markets Inc., as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). A copy of the Purchase Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 8, 2018.

The Issuer received net proceeds from the sale of the New Notes of approximately $990 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company used the net proceeds, together with cash on hand, and cash received from the funding of the Facility (as defined below) to pay the purchase price and accrued interest (together with fees and expenses) required in connection with the Tender Offers (as defined below).

The New Notes were issued under an indenture, dated as of August 22, 2018 (the “Indenture”), by and among the Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee.

The Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the New Notes and the Indenture (the “Guarantees”).

Interest on the New Notes will accrue from August 22, 2018, at a rate of 5.500% per annum. Interest on the New Notes will be payable by the Issuer on March 1 and September 1 of each year, beginning on March 1, 2019. The New Notes will mature on September 1, 2026.

Prior to September 1, 2021, the Issuer will have the option to redeem all or any portion of the New Notes at a redemption price equal to 100% of the aggregate principal amount of the New Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after September 1, 2021, the Issuer may redeem all or any portion of the New Notes at various redemption prices set forth in the Indenture. Prior to September 1, 2021, the Issuer may also redeem up to 40% of the New Notes at a price equal to 105.500% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of certain equity offerings of the Issuer or any direct or indirect parent entity of the Issuer to the extent such proceeds are contributed to the common equity capital of the Issuer.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the New Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding New Notes at a price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the forms of New Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Tender Offers and Consent Solicitations

On August 21, 2018, the Company issued a press release announcing the results to date of its previously announced cash tender offers (the “Tender Offers”) for its outstanding 8.125% Senior Notes due 2026 (the “2026 Notes”), 8.034% Senior Notes due 2024 (the “8.034% 2024 Notes”), 8.000% Senior Notes due 2025 (the “2025 Notes”), 7.625% Senior Notes due 2024 (the “7.625% 2024 Notes) and 7.375% Senior Notes due 2022 (the “2022 Notes) and, together with the 2026 Notes, the 8.034% 2024 Notes, the 2025 Notes and the 7.625% 2024 Notes, the “Existing Notes”) issued by Dynegy Inc. (“Dynegy”), as predecessor in interest to the Company. In conjunction with the Tender Offers, the Company also announced the results to date for the Company’s previously announced solicitations of consents (the “Consent Solicitations”) from holders of each series of Existing Notes to amend certain provisions of the indentures corresponding to each applicable series of Existing Notes and the registration rights agreement entered into by the Company, as successor by merger to Dynegy, and the applicable Subsidiary Guarantors in connection with the 2026 Notes (the “Registration Rights Agreement” and such amendments, collectively, the “Proposed Amendments”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As described in the above-mentioned press release, the Company received the requisite consents of the applicable holders of the 2026 Notes, the 8.034% 2024 Notes and the 2025 Notes to amend certain provisions of the applicable indentures governing such notes and to amend the registration rights agreement entered into by the Company and the applicable Subsidiary Guarantors in connection with the 2026 Notes (the “Registration Rights Agreement”). Accordingly, on August 22, 2018, (i) the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), executed and delivered the Third Supplemental Indenture (the “2026 Notes Supplemental Indenture”) to that certain indenture, dated as of August 21, 2017 (as amended and supplemented prior to the 2026 Notes Supplemental Indenture, the “2026 Notes Indenture”), by and between the Company, as successor by merger to Dynegy, and the Trustee, (ii) the Company and the Trustee executed and delivered the Fourth Supplemental Indenture (the “8.034% 2024 Notes Supplemental Indenture”) to that certain indenture, dated as of February 2, 2017 (as amended and supplemented prior to the 8.034% 2024 Notes Supplemental Indenture, the “8.034% 2024 Notes Indenture”), by and between the Company, as successor by merger to Dynegy, and the Trustee, (iii) the Company and the Trustee executed and delivered the Fifth Supplemental Indenture (the “2025 Notes Supplemental Indenture” and, together with the 2026 Notes Supplemental Indenture and the 8.034% 2024 Notes Supplemental Indenture, the “Supplemental Indentures”) to that certain indenture, dated as of October 11, 2016 (as amended and supplemented prior to the 2025 Notes Supplemental Indenture, and together with the 2026 Notes Indenture and the 8.034% 2024 Notes Indenture, the “Indentures”), by and between the Company, as successor by merger to Dynegy, and the Trustee and (iv) the Company and the applicable subsidiary guarantors executed and delivered Amendment No. 1 to the Registration Rights Agreement (the “Registration Rights Agreement Amendment”). The Supplemental Indentures amended the corresponding Indentures, among other things, to eliminate substantially all of the restrictive covenants and certain events of default, and the Registration Rights Agreement Amendment amended the Registration Rights Agreement to remove, among other things, the requirement that the Company commence an exchange offer to issue registered securities in exchange for the 2026 Notes.

The foregoing description of the Supplemental Indentures and the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the 2026 Notes Supplemental Indenture, the 8.034% 2024 Notes Supplemental Indenture, the 2025 Notes Supplemental Indenture, and the Registration Rights Agreement Amendment, copies of which are filed as Exhibits 4.4, 4.5, 4.6, and 10.1, respectively, to this Current Report and are incorporated by reference herein.

This Current Report does not constitute an offer to purchase nor a solicitation of an offer to sell any Existing Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. The Tender Offers and the Consent Solicitations are not being made to holders of Existing Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Accounts Receivable Facility

On August 21, 2018, TXU Energy Receivables Company LLC (“TXU Energy Receivables”), a wholly-owned subsidiary of TXU Energy Retail Company LLC (“TXU Energy Retail”), and Vistra Operations entered into a $350 million accounts receivable securitized borrowing facility. Under a Purchase and Sale Agreement between TXU Energy Retail and TXU Energy Receivables (the “Underlying Purchase and Sale Agreement”), TXU Energy Retail will sell and/or contribute to TXU Energy Receivables all of its receivables for the sale of electricity to its customers and related rights (collectively, the “Receivables”) and will transfer to TXU Energy Receivables the deposit accounts into which the proceeds of such Receivables are paid. The Receivables will be sold by TXU Energy Retail to TXU Energy Receivables at a discount, which will initially be 2.07% and is subject to adjustment for future sales to reflect changes in prevailing interest rates and collection experience. TXU Energy Receivables will be consolidated in the financial statements of the Company. The foregoing description of the Underlying Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Underlying Purchase and Sale Agreement, a copy of which is filed as Exhibit 4.7 to this Current Report and is incorporated herein by reference.

Under a Receivables Purchase Agreement among TXU Energy Retail, as servicer, TXU Energy Receivables, as seller, Vistra Operations, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank (“CACIB”), as administrator (the “Receivables Purchase Agreement”), TXU Energy Receivables may borrow up to $350 million to fund its acquisition of the Receivables under the Underlying Purchase and Sale Agreement. Together, the Underlying Purchase and Sale Agreement and the Receivables Purchase Agreement establish the primary terms and conditions of an accounts receivable financing (the “Facility”). TXU Energy Receivables will secure such borrowings with a pledge of all of its assets including the Receivables and deposit accounts transferred to it. TXU Energy Retail will act as Servicer to service the collection of the Receivables. TXU Energy Receivables will pay certain upfront fees to CACIB and will pay other customary fees to the purchaser agents. Interest rates on the borrowings are expected to be based on prevailing asset-backed commercial paper rates, unless such rates are not available from the conduit lenders, in which case the rates will be at an interest rate equal to the London interbank deposit rate. The terms of the Receivables Purchase Agreement include the following financial covenants: (i) TXU Energy Receivables will not permit its tangible net worth at any time to be less than the greater of (x) $8.4 million and (y) the amount that is 2.4% of the Purchase Limit as of such date; and (ii) certain default, dilution and delinquency ratios with respect to the Receivables, set at levels substantially above historic averages, must be maintained. In addition, Vistra Operations has guaranteed the performance of the obligations of TXU Energy Retail, as originator and servicer, and will guarantee the obligations of any additional originators or any affiliated successor servicer that may become party to the Receivables Purchase Agreement. The foregoing description of the Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Receivables Purchase Agreement, a copy of which is filed as Exhibit 4.8 to this Current Report and is incorporated herein by reference.

The Facility terminates on August 20, 2019, unless terminated earlier pursuant to its terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Private Debt Offering” and “Accounts Receivable Facility” in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Description of Exhibit

4.1	—	Indenture, dated as of August 22, 2018, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors (as defined therein), and Wilmington Trust, National Association, as Trustee.

4.2	—	Form of Rule 144A Global Security for 5.500% Senior Note due 2026 (included in Exhibit 4.1).

4.3	—	Form of Regulation S Global Security for 5.500% Senior Note due 2026 (included in Exhibit 4.1).

4.4	—	Third Supplemental Indenture, dated as of August 22, 2018, by and among Vistra Energy Corp., as Issuer (as successor by merger to Dynegy) and Wilmington Trust, National Association, as Trustee (relating to 8.125% Senior Notes due 2026).

4.5	—	Fourth Supplemental Indenture dated as of August 22, 2018, by and among Vistra Energy Corp., as Issuer (as successor by merger to Dynegy) and Wilmington Trust, National Association, as Trustee (relating to 8.034% Senior Notes due 2024).

4.6	—	Fifth Supplemental Indenture dated as of August 22, 2018, by and among Vistra Energy Corp., as Issuer (as successor by merger to Dynegy) and Wilmington Trust, National Association, as Trustee (relating to 8.000% Senior Notes due 2025).

4.7	—	Purchase and Sale Agreement dated as of August 21, 2018, between TXU Energy Retail Company LLC as originator, and TXU Energy Receivables Company LLC, as purchaser.

4.8	—	Receivables Purchase Agreement dated as of August 21, 2018, among TXU Energy Receivables Company LLC, as seller, TXU Energy Retail Company LLC, as servicer, Vistra Operations Company LLC, as performance guarantor, certain purchaser agents and purchasers named therein and Credit Agricole Corporate and Investment Bank, as administrator.

10.1	—	Amendment No. 1 to Registration Rights Agreement dated as of August 22, 2018, by and among the Company and the Guarantors (as defined therein).

99.1	—	Press Release issued by Vistra Energy Corp. dated August 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 23, 2018	Vistra Energy Corp.

/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer